Exhibit 99.1
News Release
MEDIA CONTACT:
Mary Davis
(734) 477-1374
Borders Receives Court Approval for $505 Million of Debtor-in-Possession Financing
Borders now able to pay for goods and services purchased post-filing
Court also approves additional first day motions, including continuation of customer programs
NEW YORK, Feb. 16, 2011 — Borders Group Inc. today announced that the U.S. Bankruptcy Court for the Southern District of New York has approved its $505 million in Debtor-in-Possession (DIP) financing led by GE Capital, Restructuring Finance. Borders will use the funds, among other things, to pay vendors, publishers and other suppliers for post-petition goods and services and to operate its day-to-day business.
In addition, Borders announced that the Court has approved additional “First Day Motions” so that ongoing business will not be disrupted. In this regard, Borders received permission from the Court to, among other things:
Honor its Borders Rewards and Borders Rewards Plus programs, gift cards and other customer programs;
Pay its employee wages and benefits substantially in the ordinary course of business; and,
Continue to maintain its cash management systems.
Mike Edwards, President, Borders Group, stated, “We are moving quickly right at the outset of the Chapter 11 process to restore stability to our business and protect our enterprise and its brand. We now have financing to pay our vendors and other related parties in a timely fashion for post-petition goods and services, with the funding and related court approvals to operate our business effectively on a day-to-day basis. We look forward to continuing to meet the needs of our customer base and being a preeminent and innovative retailer in this space.”
Borders filed to reorganize its U.S. businesses under Chapter 11 on February 16, 2011 in the U.S. Bankruptcy Court for the Southern District of New York. The case number is 11-10614(MG). The company’s international franchised operations were not part of the filing.
Additional information about the recapitalization is available at http://www.bordersreorganization.com/ or by telephone at 877-906-7675.
About Borders Group, Inc.
Headquartered in Ann Arbor, Mich., Borders Group, Inc. (NYSE: BGP) is a leading specialty retailer of books as well as other educational and entertainment items. Online shopping is offered through borders.com. Find author interviews and vibrant discussions of the products we and our customers are passionate about online at facebook.com/borders, twitter.com/borders and youtube.com/bordersmedia. For more information about the company, visit borders.com/media.
Safe Harbor Statement
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as “expect,” “believe,” “planning,” “possibility,” “opportunity,” “goal,” “will,” “may,” “intend,” “anticipates,” “working toward” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the company’s forward-looking statements.
These risks and uncertainties include but are not limited to (i)the ability of the company to continue as a going concern, (ii)the company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (iii)the ability of the company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 cases, (iv)the effects of the company’s bankruptcy filing on the company and the interests of various creditors, equity holders and other constituents, (v)Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the cases in general, (vi)the length of time the company will operate under the Chapter 11 cases, (vii)risks associated with third party motions in the Chapter 11 cases, which may interfere with the company’s ability to develop and consummate one or more plans of reorganization once such plans are developed, (viii)the potential adverse effects of the Chapter 11proceedings on the company’s liquidity or results of operations, (ix)the ability to execute the company’s business and restructuring plan, (x)increased legal costs related to the company’s bankruptcy filing and other litigation, (xi)the company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with its vendors, landlords and service providers and to retain key executives, managers and employees.
In the event that the risks disclosed in the company’s public filings and those discussed above cause results to differ materially from those expressed in the company’s forward-looking statements, the company’s business, financial condition, results of operations or liquidity, and the interests of creditors, equity holders and other constituents, could be materially adversely affected.